UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 28, 2004

                           MAVERICK OIL AND GAS, INC.

               (Exact name of registrant as specified in charter)



          Nevada                    333-100318            98-0377027
(State or other jurisdiction       (Commission           (IRS Employer
     of incorporation)             File Number)        Identification No.)


            111 Presidential Avenue, Suite 158, Bala Cynwyd, PA 19004
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (610) 771-0233

                                 Not Applicable
         (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On July 28, 2004, Maverick Oil and Gas, Inc., a Nevada corporation (the "Registrant"), purchased a 74.25% Class A membership interest in Maverick Basin Exploration, LLC, a Delaware limited liability company ("Maverick Basin") from South Oil, Inc., a Texas based oil and gas exploration and production company ("South Oil").

Maverick Basin is an oil and gas exploration and production company that has entered into an exploration and joint operating agreement with Blue Star Operating, Inc., an oil and gas exploration and production company based in Dallas, Texas ("Blue Star"). In accordance with the joint operating agreement, Maverick Basin has the right to drill wells on up to 20,480 acres in the Maverick Basin of the State of Texas.

The purchase price for the Class A membership interest in Maverick Basin was the assumption of all of South Oil's obligations to Maverick Basin as a Class A member, including the obligation to make a two-step initial capital contribution of $4,000,000.

The purchase price was determined by negotiation between the parties.

There are no material relationships between South Oil and the Registrant or any of the Registrant's affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

It is impracticable for the Registrant to file the financial statements of the business acquired as required hereunder at this time. Such information, however, will be filed by an amendment to this Form 8-K no later than October 11, 2004.

(b) Pro Forma Financial Information.

It is impracticable for the Registrant to file the pro forma financial information as required hereunder at this time. Such information, however, will be filed by an amendment to this Form 8-K no later than October 11, 2004.

(c) Exhibits.

Exhibit 2.1. - Interest Purchase Agreement dated as of July 28, 2004 by and among the Registrant and South Oil, Inc.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          MAVERICK OIL AND GAS, INC.
                                          ---------------------------
                                          (Registrant)





                                      By: /s/ Michael Garland
                                          --------------------
                                              (Signature)
                                          Michael Garland
                                          President and CEO